SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    September 30, 2003

SCIENTIFIC LEARNING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-24547	94-3234458
(Commission File No.)	(IRS Employer Identification No.)

300 Frank H. Ogawa Plaza, Suite 500 Oakland, California 94612 (Address of principal executive offices and zip code) Registrant’s telephone number, including area code: (510) 444-3500 _________________

Item 5. Other Events and FD Disclosure.

On September 30, 2003, Scientific Learning Corporation (the “Company”) closed under its Technology Transfer Agreement with Neuroscience Solutions Corporation (“NSC”). Under that Agreement, the Company transferred technology to NSC for use in the health field. The transaction includes a license of the patents owned by the Company, a sublicense of the patents licensed by the Company from the University of California and Rutgers, the State University of New Jersey, the license of certain software developed by the Company, and the transfer of assets related to certain research projects. Most of the rights licensed to NSC are licensed exclusively for the health field. The Company received an initial payment of $500,000, was issued 1,772,727 shares of Series A Preferred Stock in NSC, and will be entitled to a royalty on future products using the licensed technology. The shares issued to the Company represent 5.8% of the fully-diluted capitalization of NSC immediately after the Series A closing. NSC and the Company also agreed to license to one another certain patents that may be issued in the future, on which royalties would be paid. The Company will continue to use the licensed patents and technology in the fields of education and speech and language therapy. The Company also retains all rights to its technology outside of the health field.

NSC is a start-up venture focused on applying neuroplasticity technology to health concerns. Dr. Michael M. Merzenich, who is a founder, director, significant stockholder and former officer of the Company, is also a founder, director, significant stockholder and officer of NSC. Dr. Merzenich recused himself from the discussions and votes of the Company’s Board of Directors, as well as from the negotiations, related to the agreements between the companies.

Item 7. Exhibits.

99.1	Technology Transfer Agreement dated as of September 30, 2003 by and between Scientific Learning Corporation and Neuroscience Solutions Corporation.

99.2	SLC License Agreement dated as of September 30, 2003 by and between Scientific Learning Corporation and Neuroscience Solutions Corporation.

99.3	NSC License Agreement dated as of September 30, 2003 by and between Neuroscience Solutions Corporation and Scientific Learning Corporation.

99.4	Services Agreement dated as of September 30, 2003 by and between Scientific Learning Corporation and Neuroscience Solutions Corporation.

99.5	Press Release, dated as of September 30, 2003 entitled “Scientific Learning and Neuroscience Solutions Complete Transaction.”

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 1, 2003	SCIENTIFIC LEARNING CORPORATION By: /s/ Jane A. Freeman —————————————— Jane A. Freeman Chief Financial Officer

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INDEX TO EXHIBITS

99.1	Technology Transfer Agreement dated as of September 30, 2003 by and between Scientific Learning Corporation and Neuroscience Solutions Corporation.

99.2	SLC License Agreement dated as of September 30, 2003 by and between Scientific Learning Corporation and Neuroscience Solutions Corporation.

99.3	NSC License Agreement dated as of September 30, 2003 by and between Neuroscience Solutions Corporation and Scientific Learning Corporation.

99.4	Services Agreement dated as of September 30, 2003 by and between Scientific Learning Corporation and Neuroscience Solutions Corporation.

99.5	Press Release, dated as of October 1, 2003 entitled “Scientific Learning and Neuroscience Solutions Complete Transaction.”

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